                                                                    EXHIBIT 4.13

                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

     This Third Amendment to Credit Agreement (this "Third Amendment"), dated as of July 9, 1997, is entered into by and among PULTE CORPORATION (the "Borrower"), the lenders identified as such on the signature pages attached hereto (the "Lenders"), the guarantors identified as such on the signature pages attached hereto (the "Guarantors"), NATIONSBANK, N.A. f/k/a NationsBank, N.A. (Carolinas) as agent for the Lenders (in such capacity, the "Agent") and Comerica Bank and The First National Bank of Chicago as Co-Agents (the "Co-Agents"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

                                    RECITALS

     A. The Borrower, the Lenders, the Agent and the Co-Agents entered into that certain Credit Agreement dated as of January 5, 1995 (as amended by that certain First Amendment to Credit Agreement dated as of January 4, 1996 and that certain Second Amendment to Credit Agreement dated as of December 31, 1996, the "Credit Agreement").

     B. The Guarantors (other than Pulte Lifestyle Communities, Inc.) guaranteed all of the Borrower Obligations pursuant to those certain Guaranty Agreements dated as of January 5, 1995, and Pulte Lifestyle Communities, Inc. guaranteed all of the Borrower Obligations pursuant to that certain Guaranty Agreement dated as of May 10, 1995 (as modified or reaffirmed from time to time, collectively, the "Guaranty Agreements").

     C. The Borrower has requested that the Credit Agreement be amended to provide for Quoted Rate Swing Line Loans.

     D. The Lenders have agreed to such modification pursuant to the terms set forth below.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions

          (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement, in the correct alphabetical order, to read as follows:

          "Quoted Rate" has the meaning set forth in Section 2.01A(c)(ii).

          "Quoted Rate Swing Line Loan" means a Swing Line Loan accruing interest at a Quoted Rate.

          (b) The definition of "Base Rate Loans" in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

          "Base Rate Loans" means the Revolving Loans and the Swing Line Loans accruing interest at the Base Rate.

          (c) The first sentence of the definition of "Interest Payment Date" in
     Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

          "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each month, (b) as to Quoted Rate Swing Line Loans, the last day of the Interest Period for each Quoted Rate Swing Line Loan, (c) as to CD Rate Loans and Eurodollar Loans, the last day of each applicable Interest Period; provided that if the Interest Period for a Eurodollar Loan is greater than 3 months or the Interest Period for a CD Rate Loan is greater than 90 days, then the Interest Payment Date shall be the last day of each fiscal quarter of the Borrower and the last day of the applicable Interest Period and (d) as to Competitive Bid Loans, the last day of the Interest Period for each Competitive Bid Loan; provided that if the Interest Period on a Competitive Bid Loan is greater than 90 days then the Interest Payment Date shall be the last day of each fiscal quarter of the Borrower and the last day of the applicable Interest Period.

          (d) The definition of "Interest Period" is amended by deleting the word "and" directly before subsection (c), by inserting a comma after the word "borrowing" directly before subsection (c) and by inserting the following subsection directly before the semicolon:

          and (d) with respect to Quoted Rate Swing Line Loans a period beginning on the date of advance and ending on the date specified in the respective Swing Line Loan Request, which shall not be more than 7 days in duration

2. Amendment to Section 2.01A(c)(ii). Section 2.01A(c)(ii) of the Credit Agreement is amended in its entirety to read as follows:

              (ii) Swing Line Borrowings. By no later than 2:00 p.m. on the date of the requested borrowing of Swing Line Loans, the Borrower shall submit a Swing Line Loan Request to NationsBank setting forth (A) the amount of the requested Swing Line Loan (which shall not be less than $500,000 and in integral multiples of $500,000 in excess thereof), (B) the date of the requested Swing Line Loan and (C) whether such Swing Line Loan is to be a Base Rate Loan or a Quoted Rate Swing

          Line Loan and if it is a Quoted Rate Swing Line Loan, the applicable Interest Period and complying in all respects with Section
          5. If the Borrower has requested a Quoted Rate Swing Line Loan, NationsBank shall provide to the Borrower, no later than 2:30 p.m. on the date of the request, the rate at which NationsBank would be willing to provide such Swing Line Loan (the "Quoted Rate"). The Borrower shall notify NationsBank by 3:00 p.m. on such date whether it wishes to accept the Quoted Rate. Failure of the Borrower to timely accept the Quoted Rate shall make the Quoted Rate and the corresponding Swing Line Loan Request void.

3. Amendment to Section 2.01A(c)(iii). The first three sentences and the last two sentences of Section 2.01A(c)(iii) of the Credit Agreement are amended in their entirety to read as follows:

               (iii) Additional Swing Line Loan Provisions. The Borrower agrees to repay all Swing Line Loans that are Base Rate Loans within one Business Day of demand therefor by NationsBank and all Swing Line Loans that are Quoted Rate Swing Line Loans at the end of the applicable Interest Period. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving-A Loans in accordance with
          Section 2.02. In the event that the Borrower shall fail to repay any Swing Line Loan within three Business Days after demand therefor by NationsBank or the termination of the applicable Interest Period, and in any event upon (1) a request by NationsBank, (2) the occurrence of an Event of Default described in Section 9.01(f) or (3) the acceleration of any Loan or termination of any Commitment pursuant to
          Section 9.01, each other Lender shall irrevocably and unconditionally purchase from NationsBank, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.02 hereof are then satisfied, whether or not the Borrower has made an Advance Request and whether or not the Revolving-A Loan Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to NationsBank at the address provided in Section 11.01, or at such other address as NationsBank may designate, in Dollars and in immediately available funds; provided that a Lender is not required to purchase a participation in a Swing Line Loan that was made by NationsBank during the existence of a Default or an Event of Default that was known to exist by NationsBank when it made such Swing Line Loan.




          Upon the purchase of a participation in respect of such Swing Line Loan by a Lender pursuant to this Section 2.01A(c), the amount so funded by the purchasing

          Lender shall become a Revolving-A Loan accruing interest at the Base Rate and shall no longer be a Swing Line Loan. On the date that the Lenders are required to purchase participations in Swing Line Loans under this Section 2.01A(c), NationsBank's pro rata share of such Swing Line Loans shall no longer be a Swing Line Loan hereunder but shall be a Revolving-A Loan accruing interest at the Base Rate.

4. Amendment to Section 3.01(a)(ix). Section 3.01(a)(ix) of the Credit Agreement is amended in its entirety to read as follows:

                    (ix) All Swing Line Loans shall accrue interest at the Base
               Rate or if such Swing Line Loan is a Quoted Rate Swing Line Loan, then such Swing Line Loan shall accrue interest at the Quoted Rate applicable thereto.

5. Amendment to Section 3.02(a). Section 3.02(a) of the Credit Agreement is amended in its entirety to read as follows:

               (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans and CD Rate Loans may only be prepaid on three Business Day' prior written notice to the Agent and any prepayment of Eurodollar Loans or CD Rate Loans will be subject to Section 4.01(d); (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $1,000,000; and
          (iii) Competitive Bid Loans and Quoted Rate Swing Line Loans may not be prepaid unless a breakage fee equal to the amount of actual damages suffered by the Lender whose Competitive Bid Loan or Quoted Rate Swing Line Loan is prepaid is paid to such Lender; provided that such Lender shall provide the Borrower with the calculation of such damages. Amounts prepaid hereunder shall be applied as the Borrower may elect; provided, that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Revolving Loans that are Base Rate Loans, then to CD Rate Loans in direct order of Interest Period maturities, then to Eurodollar Loans in direct order of Interest Period maturities, then to Swing Line Loans (first to Swing Line Loans that are Base Rate Loans and then to Quoted Rate Swing Line Loans in direct order of Interest Period maturities) and then to Competitive Bid Loans pro rata among all Lenders holding same.

  6. Amendment to Section 3.02(b). The last sentence of Section 3.02(b) of the Credit Agreement is amended in its entirety to read as follows:

               (b) Mandatory Prepayments. Any payments made under this Section 3.02(b) shall be applied first to Revolving Loans that are Base Rate Loans, then to CD Rate Loans in direct order of Interest Period maturities, then to Eurodollar Loans in direct order

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
of Interest Period maturities, then to Swing Line Loans (first to Swing Line Loans that are Base Rate Loans and then to Quoted Rate Swing Line Loans in direct order of Interest Period maturities) and then to Competitive Bid Loans pro rata among all Lenders holding same.

7. Exhibit 2.01A(c). Exhibit 2.01A(c).to the Credit Agreement is deleted in its entirety and replaced by the new Exhibit 2.01A(c) attached hereto as Exhibit A.

8. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders, the Agent and the Co-Agents that, as of the date hereof,
     (a) the representations and warranties set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.14, 6.16 and 6.17 are true and correct (other than with respect to PFCI), (b) since the audited financial statements of the Consolidated Pulte Group dated as of December 31, 1996 which has been previously delivered to the Lenders, there have occurred no changes or circumstances which have had or are likely to have a material adverse effect on the financial condition of the Consolidated Pulte Group taken as a whole, (c) except as previously disclosed in its annual and quarterly filings with the Securities and Exchange Commission (none of which disclosed matters the Borrower deems to be material), there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, threatened against any member of the Consolidated Pulte Group which, if adversely determined, would likely have a material adverse effect on the financial or business condition of the Consolidated Pulte Group taken as a whole and (d) no Default or Event of Default exists and is continuing.

9. Conditions Precedent. The effectiveness of this Third Amendment is subject to the receipt by the Agent of copies of this Third Amendment duly executed by the Borrower, the Guarantors and each of the Lenders.

10. Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Third Amendment and agree that this Third Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Guaranty Agreements or the other Loan Documents.

11. No Other Changes. Except as expressly modified and amended in this Third Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged.

12. Counterparts. This Third Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

13. ENTIRETY. THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENT'S AND UNDERSTANDINGS, ORAL OR WRITTEN, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.

14. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

This Third Amendment is executed as of the day and year first written above.

                                   BORROWER

                                   PULTE CORPORATION

                                   By:  /s/    James A. Weissenborn
                                       ---------------------------------
                                   Name:       James A. Weissenborn
                                       ---------------------------------
                                   Title:      Treasurer/Vice President
                                       ---------------------------------



                                   GUARANTORS

                                   BUILDER'S SUPPLY & LUMBER CO., INC.

                                   By:  /s/    Calvin R. Boyd
                                      ---------------------------------
                                   Name:       Calvin R. Boyd
                                      ---------------------------------
                                   Title:      Assistant Secretary
                                      ---------------------------------

                                   FAIRMONT BUILDING CORPORATION

                                   By:  /s/    Calvin R. Boyd
                                      ---------------------------------
                                   Name:       Calvin R. Boyd
                                      ---------------------------------
                                   Title:      Assistant Secretary
                                      ---------------------------------

                                   PULTE DIVERSIFIED COMPANIES, INC.

                                   By:  /s/    Calvin R. Boyd
                                      ---------------------------------
                                   Name:       Calvin R. Boyd
                                      ---------------------------------
                                   Title:      Assistant Secretary
                                      ---------------------------------

                                  PULTE FINANCIAL COMPANIES, INC.


                                   By:  /s/    Calvin R. Boyd
                                      ---------------------------------
                                   Name:       Calvin R. Boyd
                                      ---------------------------------
                                   Title:      Assistant Secretary
                                      ---------------------------------

                             [signatures continued]

                                     PULTE HOME CORPORATION


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     PULTE DEVELOPMENT CORPORATION


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------



                                     PULTE HOMES, INC.


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     PULTE HOMES OF GREATER KANSAS CITY, INC.


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     PULTE HOME CORPORATION OF MASSACHUSETTS


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:     Calvin R. Boyd
                                          --------------------------------------
                                     Title:    Assistant Secretary
                                           -------------------------------------

                                     PULTE HOMES OF MICHIGAN CORPORATION


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     PULTE HOMES OF MINNESOTA CORPORATION


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------



                                     PULTE HOMES OF OHIO CORPORATION


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     PULTE HOME CORPORATION OF TEXAS


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------


                                     SEAN\CHRISTOPHER HOMES, INC.


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:    Calvin R. Boyd
                                          --------------------------------------
                                     Title:   Assistant Secretary
                                           -------------------------------------

                                     PULTE LIFESTYLE COMMUNITIES, INC.


                                     BY:    /s/Calvin R. Boyd
                                       -----------------------------------------
                                     Name:     Calvin R. Boyd
                                          --------------------------------------
                                     Title:    Assistant Secretary
                                          --------------------------------------

                                     LENDERS
                                     -------
                                     NATIONSBANK, N.A., IN ITS CAPACITY AS AGENT
                                     AND AS A LENDER

                                     BY:    /s/Wallace Harris, Jr.
                                       -----------------------------------------
                                     Name:     WALLACE W. HARRIS, JR.
                                          --------------------------------------
                                     Title:    VICE PRESIDENT
                                           -------------------------------------

                                     COMERICA BANK, in its capacity
                                     as Co-Agent and as a Lender


                                     BY:    /s/Hugh G. Porter
                                       -----------------------------------------
                                     Name:     Hugh G. Porter
                                          --------------------------------------
                                     Title:    VICE PRESIDENT
                                           -------------------------------------

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     in its capacity as Co-Agent and as
                                     Lender


                                     BY:    /s/Kevin L. Gillen
                                       -----------------------------------------
                                     Name:     Kevin L. Gillen
                                          --------------------------------------
                                     Title:    ASSISTANT VICE PRESIDENT
                                           -------------------------------------

                                     THE BANK OF NEW YORK


                                     BY:    /s/Patricia M. Dominum
                                       -----------------------------------------
                                     Name:     PATRICIA M. DOMINUM
                                          --------------------------------------
                                     Title:    VICE PRESIDENT
                                           -------------------------------------

                                     SUNTRUST BANK


                                     BY:    /s/Roger Shreers
                                       -----------------------------------------
                                     Name:     Roger P. Shreers
                                          --------------------------------------
                                     Title:    Banking Officer
                                           -------------------------------------


                                     BY:    /s/Shelley Browne
                                       -----------------------------------------
                                     Name:     Shelley M. Browne
                                          --------------------------------------
                                     Title:    Vice President
                                           -------------------------------------

                         CREDIT LYONNAIS CHICAGO BRANCH


                         By: /s/  Mary Ann Klemm
                            -----------------------------------
                         Name:    Mary Ann Klemm
                              ---------------------------------
                         Title:   Vice President and Group Head
                              ---------------------------------



                         CREDIT LYONNAISE CAYMAN ISLAND
                         BRANCH


                         By:  s/s Mary Ann Klemm
                            -----------------------------------
                         Name:    Mary Ann Klemm
                              ---------------------------------
                         Title:   Authorized Signature
                               --------------------------------

                                        UNITED STATES NATIONAL BANK OF
                                        OREGON



                                        By: /s/  Monica J. Treacy
                                           ------------------------------
                                        Name:    Monica J. Treacy
                                             ----------------------------
                                        Title:   Assistant Vice President
                                              ---------------------------

                                            THE BANK OF TOKYO-MITSUBISHI LTD.,
                                            CHICAGO BRANCH (f/k/a Bank of Tokyo,
                                            Ltd. Chicago Branch)




                                            By: /s/ Hajime Watanabe
                                                --------------------------------
                                            Name:   Hajime Watanabe
                                                 -------------------------------
                                            Title:  Deputy General Manager
                                                  ------------------------------

                                             MICHIGAN NATIONAL BANK



                                             By: /s/ Jeffrey M. Terrill
                                                 -------------------------------
                                             Name:   Jeffrey M. Terrill
                                                  ------------------------------
                                             Title:  Relationship Manager
                                                   -----------------------------

                                   EXHIBIT A
                                   ---------

                                                                EXHIBIT 2.01A(c)

                        FORM OF SWING LINE LOAN REQUEST

TO:           NATIONSBANK, N.A., as Lender
              100 North Tryon Street
              Charlotte, North Carolina 28255

RE: Credit Agreement dated as of January 5, 1995 among Pulte Corporation (the "Borrower"), NationsBank, N.A., as Agent Comerica Bank and The First National Bank of Chicago, as Co-Agents and the Lenders party thereto (as amended from to time, the "Credit Agreement")

DATE:                        , 199
              ---------------     -

1. This Swing Line Loan Request is made pursuant to the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Please be advised that the Borrower is requesting a Swing Line Loan, and in connection therewith sets forth below the terms on which such Swing Line Loan is requested to be made:

         (A)      Date of requested
                  Swing Line Loan                     --------------------------

         (B)      Principal Amount of
                  requested Swing Line Loan           --------------------------

         (C)      Type of Swing Line Loan
                  (Base Rate Loan or Quoted
                  Rate Swing Line Loan)               --------------------------

         (D)      If a Quoted Rate Swing
                  Line Loan, the Interest
                  Period and the last day
                  thereof                             --------------------------

3. The representations and warranties set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.14, 6.16 and 6.17 of the Credit Agreement are
         true and correct in all material respects as if made on the date hereof.

4. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by the requested Swing Line Loan.

                                             Very truly yours,

                                             PULTE CORPORATION

                                             By:
                                               ---------------------------------
                                             Name:
                                                  ------------------------------
                                             Title
                                                  ------------------------------